RULE NO. 424(b)(3)
                                                      REGISTRATION NO. 333-47359


                  Prospectus Supplement No.2 dated May 4, 2000
                     to the Prospectus (the "Prospectus") of
                       Pharmos Corporation (the "Company")
                 included in Registration Statement on Form S-3,
                           Registration No. 333-47359
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     Supplement No.1 to the Prospectus indicates that (i) Alan Mark is a selling security holder with respect to 63,052 shares of Common Stock of the Company
(the "Warrant Shares") which underly certain warrants of the Company ("Warrants"), and (ii) LibertyView Funds L.P. is a selling security holder with respect to 60,000 Warrant Shares. Alan Mark has transferred 5,000 Warrants to LibertyView Funds L.P. and 8,000 Warrants to LibertyView Global Volatility Fund. The entities listed below are now selling security holders for purposes of the Prospectus with respect to the respective numbers of Warrant Shares listed below:

     Selling Security Holder                            Number of Warrant Shares

     Alan Mark                                                   50,052

     LibertyView Funds L.P.                                      65,000

     LibertyView Global Volatility Fund                           8,000